Exhibit 5.1
COUDERT BROTHERS
IN ASSOCIATION WITH
ORRICK, HERRINGTON & SUTCLIFFE LLP

39TH FLOOR GLOUCESTER TOWER
THE LANDMARK
15 QUEEN’S ROAD CENTRAL
HONG KONG

tel 852-2218-9100
fax 852-2218-9200
www.orrick.com
April 19, 2007
Corgi International Limited
17/F, Oterprise Square
26 Nathan Road, Tsimshatsui, Kowloon,
Hong Kong SAR, China
Re: Registration Statement on Form F-3
Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Registration Statement on Form F-3 filed by Corgi International Limited, a Hong Kong corporation (the “Company”) with the Securities and Exchange Commission on or about April 19, 2007 (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), up to 8,616,755 ordinary shares of the Company (the “Ordinary Shares”), as represented by American Depositary Shares, including up to 1,090,968 Ordinary Shares (the “Warrant Shares”) issuable upon the exercise of certain warrants (the “Warrants”).
We have examined the Registration Statement and such instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.
Based on the foregoing, we are of the opinion that (i) the Ordinary Shares, other than the Warrant Shares, are legally issued, fully paid, and nonassessable; and (ii) the Warrant Shares, when paid for and issued in accordance with the terms and conditions of the Warrants, will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as originally filed or as subsequently amended or supplemented, and to the references to our firm and this opinion in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Coudert Brothers
COUDERT BROTHERS
in association with
ORRICK, HERRINGTON & SUTCLIFFE LLP

PARTNERS:
EDWIN K.C. LUK  •  ROBERT S. PÉ  •  NEAL STENDER  •  SOOK YOUNG YEU  •  ADRIAN H.K. YIP
PARTNERS, ORRICK, HERRINGTON & SUTCLIFFE LLP, RESIDENT IN HONG KONG, REGISTERED FOREIGN LAWYERS:
DAVID R. HALPERIN (USA)*    •  HUGH T. SCOGIN JR. (USA)*    •  CHRISTOPHER H. STEPHENS (USA)*    •  MICHELLE A.M. TAYLOR (UK)
* Not admitted in Hong Kong